UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): April 4, 2012

NORANDA ALUMINUM HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2012, the Board of Directors (“the Board”) of the Noranda Aluminum Holding Corporation (the “Company”) elected Carl J. Rickertsen as a director of the Company, to serve until the 2012 annual meeting of stockholders and until his successor has been elected and qualified (the Board has nominated Mr. Rickertsen for re-election at the 2012 annual meeting). The Board also determined that Mr. Rickertsen is independent within the meaning of the New York Stock Exchange listing standards.

Mr. Rickertsen will receive compensation for services as a director in accordance with the Company’s standard compensation arrangements for non-employee directors (other than Apollo affiliates). These arrangements are described under the caption “Director Compensation” in the Company’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 6, 2012.

Mr. Rickertsen has been Managing Partner of Pine Creek Partners, a private equity fund targeting small manufacturing, distribution and service industry business, since February 2005. From September 1994 to October 2004, he was Chief Operating Officer and Partner of Thayer Capital Partners, a private equity firm. Earlier in his career, Mr. Rickertsen was a general partner of Hancock Park Associates, an investment firm, and was employed by Brentwood Associates and Morgan Stanley & Co. Incorporated. He is a director of MicroStrategy Incorporated and Apollo Senior Floating Rate Fund, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: April 9, 2012	By:	/s/ Gail E. Lehman
Gail E. Lehman
Vice President of Human Resources, General Counsel and Corporate Secretary